UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 6, 2014

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Weyco Group, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders on May 6, 2014. There were 10,880,634 outstanding shares eligible to vote as of March 17, 2014, the record date for the 2014 Annual Meeting. At the meeting, the following actions were taken:

(i)                 The shareholders elected two directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2017. The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas W. Florsheim, Jr.	8,682,028	227,652	1,209,819
Robert Feitler	8,695,465	214,215	1,209,819

The terms of the other directors of the Company continue until the Annual Meeting in the years set forth below:

Director	Term	Director	Term
Tina Chang	2016	John W. Florsheim	2015
Thomas W. Florsheim	2016	Frederick P. Stratton, Jr.	2015
		Cory L. Nettles	2015

(ii)               The shareholders approved a proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, with the following votes:

Amount
Votes for approval:	10,098,607
Votes against:	20,270
Abstentions:	622
Broker Non-Votes:	-

(iii)             The Weyco Group, Inc. 2014 Incentive Plan was approved by the shareholders with the following votes:

Amount
Votes for approval:	7,752,155
Votes against:	1,135,497
Abstentions:	22,027
Broker Non-Votes:	1,209,820

(iv)             The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with the following votes:

Amount
Votes for approval:	8,126,347
Votes against:	770,027
Abstentions:	13,305
Broker Non-Votes:	1,209,820

* * * * *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	WEYCO GROUP, INC.

/s/ John Wittkowske
John Wittkowske
Senior Vice President/CFO